(e)(1)(i)

August 3, 2009

Todd Modic

Senior Vice President

ING Funds Distributor, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Distribution Agreement dated January 1, 2002, between ING Variable Portfolios, Inc. and ING Funds Distributor, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING Dow Jones Euro STOXX 50® Index Portfolio, ING FTSE 100 Index Portfolio, ING Japan Equity Index Portfolio, and ING Nasdaq 100 Index Portfolio, each a newly established Series of ING Variable Portfolios, Inc. (collectively, the “Portfolios”), effective August 3, 2009, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolios to the Amended Schedule of Approvals of the Agreement. The Amended Schedule of Approvals is attached hereto.

Please signify your acceptance to act as Underwriter under the Agreement with respect to the Portfolios.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO: ING Funds Distributor, LLC

By:	/s/ Todd Modic
Todd Modic Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Variable Portfolios, Inc.

AMENDED SCHEDULE OF APPROVALS

with respect to the

DISTRIBUTION AGREEMENT

between

ING VARIABLE PORTFOLIOS, INC.

and

ING FUNDS DISTRIBUTOR, LLC

Company
ING BlackRock Science and Technology Opportunities Portfolio

ING Dow Jones Euro STOXX 50® Index Portfolio

ING FTSE 100 Index Portfolio

ING Global Equity Option Portfolio

ING Hang Seng Index Portfolio

ING Index Plus LargeCap Portfolio

ING Index Plus MidCap Portfolio

ING Index Plus SmallCap Portfolio

ING International Index Portfolio

ING Japan Equity Index Portfolio

ING Morningstar U.S. Growth Index Portfolio

ING Nasdaq 100 Index Portfolio

ING Opportunistic LargeCap Growth Portfolio

ING Opportunistic LargeCap Portfolio

ING Russell™ Global Large Cap Index 75% Portfolio

ING RussellTM Large Cap Growth Index Portfolio

ING RussellTM Large Cap Value Index Portfolio

ING RussellTM Mid Cap Growth Index Portfolio

ING Russell™ Large Cap Index Portfolio

ING Russell™ Mid Cap Index Portfolio

ING Russell™ Small Cap Index Portfolio

ING Small Company Portfolio

ING U.S. Bond Index Portfolio

ING U.S. Government Money Market Portfolio

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio